SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      April 20, 2017

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

                                   (Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| __ |	Written communications pursuant to Rule 425 under the Securities Act

| __ |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

Board of Director Committees

On April 20, 2017, Perma-Fix Environmental Services, Inc.’s (“the Company”) Board of Directors (“the Board”) approved the addition of Mr. Robert Cochran, who was approved by the Board as a member of the Board effective January 13, 2017, to the following Board Committees, resulting in revisions to the composition of the following Board Committees.

Audit Committee

Mark Zwecker – Chairman

Robert Cochran

Dr. Gary Kugler

Mr. Cochran replaced Mr. Larry Shelton, who is the Chairman of the Board, as an Audit Committee member. The Board has determined that Mr. Bob Cochran meets the Nasdaq’s composition requirements, including the requirements regarding financial literacy and financial sophistication, and that Mr. Cochran is independent under the Nasdaq listing standards and the rules of the Securities and Exchange Commission (“SEC”) regarding audit committee membership. The Board has also determined that Mr. Cochran is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Corporate Governance and Nominating Committee

Joe Reeder – Chairman

Dr. Gary Kugler

Robert Cochran

Mr. Zwecker no longer is a member of the Corporate Governance and Nominating Committee upon Mr. Cochran’s appointment to this committee.

Strategic Advisory Committee

John Climaco – Chairman

Joe Reeder

Mark Zwecker

Larry Shelton

Robert Cochran

No additional changes were made to the composition of the Strategic Advisory Committee other than the addition of Mr. Cochran to this committee.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2017

PERMA-FIX ENVIRONMENTAL SERVICES, INC. By: /s/ Ben Naccarato Ben Naccarato Vice President and Chief Financial Officer

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